UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 3, 2016

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 SW Fifth, Ste 700
Portland, Oregon 97204
(Address of principal executive offices, including zip code)

(503) 268-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2016, the Board of Directors (the "Board") of Lattice Semiconductor Corporation (the "Company") acted to enlarge the Board of Directors from seven to eight members and appointed Brian M. Beattie to the Board effective July 3, 2016. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Mr. Beattie will also serve as a member of the Audit Committee.

In connection with Mr. Beattie's service as a director, he will be entitled to the Company's customary compensatory arrangement for outside directors, including an annual retainer of $45,000 for Board service and an annual retainer of $10,000 for service on the Audit Committee. In addition, on the date of appointment, Mr. Beattie was granted options to purchase the Company's common stock valued at $150,000 pursuant to the terms of the Company's 2011 Non-Employee Director Equity Incentive Plan, with 33 1/3% of the option vesting on the first anniversary of the date of grant and an additional 33 1/3% of the option vesting each anniversary thereafter, subject to his continued service to the Company. In addition, as a non-employee director Mr. Beattie will be entitled to receive an annual award of restricted stock with a value of $105,000 under the Company's 2011 Non-Employee Director Equity Incentive Plan on the day after each of the Company's annual meeting of stockholders. Mr. Beattie will receive the first award of restricted stock on the day after the Company's next annual meeting of stockholders with a value based on a prorated portion of the $105,000 standard annual award adjusted as appropriate to reflect the fact that he was appointed subsequent to the previous annual meeting of stockholders. The restricted stock grants vest on the first year anniversary of the date of grant.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

The following exhibit is being furnished herewith:

Exhibit No.	Description
99.1	Press Release dated July 7, 2016 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION
		By:	/s/ Byron W. Milstead
Date:	July 7, 2016		Byron W. Milstead Corporate Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 7, 2016 (furnished herewith)

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